UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 7, 2009 (October 6, 2009)

Winner Medical Group Inc.

 (Exact name of registrant as specified in its charter)

Nevada	000-16547	33-0215298
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Winner Industrial Park, Bulong Road
Longhua, Shenzhen City, 518109
People’s Republic of China
 (Address of Principal Executive Offices)

(86-755) 28138888
Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective on October 6, 2009, Winner Medical Group Inc., the “Registrant”, effected a 1-for -2 reverse stock split of its issued and outstanding common shares and authorized shares.  The Board of Directors of the Registrant approved the reverse stock split pursuant to the Nevada Revised Statutes.  Upon effectiveness of the reverses stock split, the outstanding and issued shares shall be approximately 22,363,585 shares, before rounding up of fractional shares.  The authorized number of shares is reduced from 500,000,000 to 250,000,000.

The reverse stock split is reflected in the Certificate of Change attached herein, filed with the Nevada Secretary of State on October 6, 2009.

The Registrant's trading symbol was changed from “WMDG” to “WWIN” effective on October 6, 2009.

Item 8.01          Other Events

The Registrant new CUSIP number is 97476P204.

Item 9.01          Financial Statements and Exhibits

(d)          Exhibits

Exhibit No	Description

99.1	Certificate of Change of the Registrant filed with the Nevada Secretary of State.

99.2	Press release of Registrant dated October 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Winner Medical Group Inc.

Date: October 7, 2009	By:	/s/ Jianquan Li
Jianquan Li
President and Chief Executive Officer